EXHIBIT 99




FOR IMMEDIATE RELEASE                            Company Contact:
                                                 John R. Festa
                                                 President and CEO
                                                 (678)  264-4400

           CareCentric Notified of Minimum Nasdaq Listing Requirements

ATLANTA, GA (April 30, 2002) - CareCentric, Inc. (Nasdaq SmallCap: CURA), a leading provider of management information systems to the home health care community, announced today that the Company has received a letter from Nasdaq notifying the Company that certain financial indicators as reported in its December 31, 2001 financial statements were below applicable minimum requirements issued by Nasdaq to maintain listing on the Nasdaq SmallCap Market. The Company is in the process of determining its response to the Nasdaq letter and possible actions that could allow the Company to work towards meeting Nasdaq's requirements for continued listing. Nasdaq has provided a deadline for presentation of the plan by May 10, 2002. Although management believes that the Company's operating cash flow position is the strongest it has been in recent years, the Company's action to record a non-cash impairment write-off of intangible assets along with the current trading price were major contributors to Nasdaq's letter. In the event the Company elects not to submit a plan or if the plan is not accepted, the Company's stock will be de-listed from Nasdaq. In any event, the Company is undertaking the actions necessary to continue trading on the OTC Bulletin Board.

"The Company is in the process of considering a plan which, if successful, will allow either continued listing with Nasdaq or will provide our shareholders the ability to trade the Company's stock on the OTC Bulletin Board." stated John R. Festa, Chief Executive Officer of CareCentric. "We believe that although our recently reported December 31, 2001 financial statements precipitated this notice from Nasdaq, the operating health of the Company is the strongest in years. The many actions implemented over the last 18 months have included achievement of positive operating cash flow, reductions in overhead to realign staff and reduce costs, restructuring of management to provide a flatter, more customer-focused decision process, and a write down of existing intangible assets resulting in improved future profitability. We believe that our progress with continued enhancements to existing products, new product launches and development of new product platforms will capitalize on our history of having the most feature-rich products offered to the home health care industry. Additionally, as included in our annual report on Form 10-K, we have negotiated a positive restructuring of our debt and capital structure, which we have recommended for shareholder approval at our annual shareholders' meeting in June. Finally, the support we continue to have from our major shareholders is strong reason to believe that whether we remain listed on Nasdaq, or begin trading on the OTC Bulletin Board, our future performance will bring value to our shareholders."

"Our Board of Directors is involved in the decisions under consideration in response to Nasdaq's notice," stated John E. Reed, Chairman of the Board. "The Board is confident that the Company's actions, which have already achieved significant operational progress, will in the near future provide value for all shareholders." added Reed.

CareCentric provides information technology systems and services to over 1,500 customers. CareCentric provides freestanding, hospital-based and multi-office home health care providers (including skilled nursing, private duty, home medical equipment and supplies, IV pharmacy and hospice) complete information solutions that enable these home care operations to generate and utilize comprehensive and integrated financial, operational and clinical information. With offices nationwide, CareCentric is headquartered in Atlanta, Georgia.


Note regarding Private Securities Litigation Reform Act: Statements made in this press release which are not historical facts, including projections, statements of plans, objectives, expectations, or future economic performance, are forward looking statements that involve risks and uncertainties and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. CareCentric's future financial performance could differ significantly from that set forth herein, and from the expectations of management. Important factors that could cause CareCentric's financial performance to differ materially from past results and from those expressed in any forward looking statements include, without limitation, the inability to obtain additional capital resources, variability in quarterly operating results, customer concentration, product performance and acceptance, long sales cycles, long and varying delivery cycles, CareCentric's dependence on business partners, emerging technological standards, risks associated with acquisitions and the risk factors detailed in CareCentric's Registration Statement on Form S-4 (File No. 333-96529) and from time to time in CareCentric's periodic reports filed with the Securities and Exchange Commission. In addition, there can be no assurance regarding the future status of the listing of CareCentric's stock on Nasdaq, OTC Bulletin Board or any other market. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.